Exhibit 3.1

As of March 23, 2022

MATTEL, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I

STOCKHOLDERS

Section 1. Annual Meeting.

An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months subsequent to the last annual meeting of stockholders. The Board of Directors may postpone, reschedule, or cancel any previously scheduled annual meeting of stockholders.

Section 2. Special Meetings.

Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, (i) may be called by the Board of Directors or the Chief Executive Officer, and (ii) shall be called by the Chair of the Board or the Secretary of the corporation at the written request in proper form of one or more stockholders of the corporation that together have continuously Owned (as defined in the fourth and fifth paragraphs of Section 14.2 of this ARTICLE I), for their own account or on behalf of others, at least fifteen (15) percent of the issued and outstanding common stock of the corporation (the “requisite percent”) for at least one year prior to the date such request is delivered to the corporation (a “stockholder requested special meeting”). Whether the requesting stockholders have complied with the requirements of this paragraph and related provisions of the Bylaws shall be determined in good faith by the Board of Directors, which determination shall be conclusive and binding on the corporation and the stockholders.

Any stockholder seeking to request a stockholder requested special meeting pursuant to clause (ii) of the foregoing paragraph shall first request that the Board of Directors fix a record date to determine the stockholders entitled to request such meeting (the “ownership record date”) by delivering notice in writing to the Secretary at the principal executive offices of the corporation (the “record date request notice”). A stockholder’s record date request notice shall contain information about the class or series and number of shares of capital stock of the corporation which are Owned of record and beneficially by the stockholder and state the matter or matters proposed to be acted on at the meeting. Upon receiving a record date request notice, the Board of Directors may set an ownership record date. Notwithstanding any other provision of these Bylaws, the ownership record date shall not precede the date upon which the resolution fixing the ownership record date is adopted by the Board of Directors, and the ownership record date shall not be more than ten (10) days after the Close of Business (as defined in Section 9 below) on the date upon which the resolution fixing the ownership record date is adopted by the Board of Directors. If the Board of Directors, within ten (10) days after the date upon which a valid record date request notice is received by the Secretary, does not adopt a resolution fixing the ownership record date, the ownership record date shall be the Close of Business on the first date after the expiration of the ten (10) day time period following the date upon which a valid record date request notice is received by the Secretary (or, if such day is not a business day, the first business day thereafter).

In order for a stockholder requested special meeting to be called, one or more requests for a special meeting (each, a “special meeting request,” and collectively, the “special meeting requests”) must be signed by the stockholders of the corporation (or their duly authorized agents) Owning the requisite percent of the common stock of the corporation as of the ownership record date and must be delivered to the Secretary at the principal executive offices of the corporation by registered mail, return receipt requested; provided, however, that no stockholder requested special meeting shall be called pursuant to any special meeting request unless one or more special meeting requests relating to such meeting constituting the requisite percent have been delivered to the Secretary in compliance with all of the requirements of this Section 2 within sixty (60) days of the ownership record date. The special meeting request(s) shall (i) set forth the name and address, as they appear on the corporation’s books (as applicable), of each stockholder of the corporation signing such request (or on whose behalf such request is signed) and the beneficial owners, if any, on whose behalf such request is made, (ii) state the specific purpose or purposes of the special meeting, the matter or matters proposed to be acted on at the special meeting, the reasons for conducting such business at the special meeting, and the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (iii) bear the date of signature of each such stockholder (or duly authorized agent) signing the special meeting request, (iv) provide documentary evidence that the stockholder(s) requesting the special meeting Own the requisite percent as of the ownership record date; provided, however, that if any requesting stockholder is not the beneficial owner of shares constituting all or part of the requisite percent, then to be valid, the special meeting request(s) must also include documentary evidence that the beneficial owners on whose behalf the special meeting request(s) are made Own such shares beneficially as of the ownership record date, (v) provide a representation by each stockholder signing the special meeting request that such stockholder intends to appear in person or through a qualified representative (as defined in Section 9 below) at the stockholder requested special meeting and is entitled to vote thereat, and (vi) include any additional information required by ARTICLE I, Section 9 (for any proposal or business to be considered at the special meeting) or ARTICLE I, Section 10 (for nominations of persons for election to the Board of Directors) hereof. Any requesting stockholder may revoke its special meeting request at any time by written revocation delivered to the Secretary at the principal executive offices of the corporation.

In the event of the delivery, in the manner provided in the previous paragraph, to the corporation of the requisite special meeting request or requests and/or any related revocation or revocations, the corporation may engage nationally recognized independent inspectors for the purpose of promptly performing a ministerial review of the validity of the requests and revocations. For the purpose of permitting the inspectors to perform such review, no special meeting request shall be granted until such date as the independent inspectors certify to the corporation that the requests delivered to the corporation in accordance with this Section 2, and not revoked, represent at least the minimum number of shares held for the minimum amount of time to call such a stockholder requested special meeting. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any request or revocation thereof, whether before or after such certification by the independent inspectors, or take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Except as provided in the next sentence, any special meeting shall be held at such date, time, and place, if any, as may be fixed by the Board of Directors in accordance with these Bylaws and in compliance with the Delaware General Corporation Law (the “DGCL”). In the case of a stockholder requested special meeting, such meeting shall be held at such date, time, and place, if any, as shall be fixed by the Board of Directors and provided in the notice of such meeting, and the record date for stockholders entitled to notice of and to vote at such meeting shall be determined in accordance with ARTICLE V,

Section 3 hereof; provided that, except as otherwise provided herein or unless a later date is required in order to allow the corporation to file the information required under Item 8 (or any comparable or successor provision) of Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if applicable, the date of any stockholder requested special meeting shall be not more than ninety (90) days after (i) the determination of the validity of the special meeting request(s) by the independent inspectors in the manner provided in the previous paragraph or (ii) if no such independent inspectors are engaged to review the validity of one or more special meeting requests, not more than ninety (90) days after the special meeting request(s) constituting the requisite percent have been delivered to or received by the Secretary.

Business transacted at any stockholder requested special meeting shall be limited to the purpose(s) stated in the valid special meeting request(s) signed by stockholders Owning the requisite percent of the corporation’s common stock; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters, whether or not described in the stockholder special meeting request(s), to the stockholders at any stockholder requested special meeting. If none of the stockholders who submitted a special meeting request appears at or sends a qualified representative (as defined in Section 9 below) to the stockholder requested special meeting to present the matters to be presented for consideration that were specified in the special meeting request, the corporation need not present such matters for a vote at such meeting.

Except as otherwise provided by law, in the case of a stockholder requested special meeting, each of the Chair of the Board, the Board of Directors, or the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2. If any proposed nomination or business was not made or proposed in compliance with this Section 2 or the stated business to be brought before the special meeting is a not a proper subject for stockholder action under applicable law, then except as otherwise provided by law, the chair of the meeting shall have the power and duty to so declare to the meeting that such nomination shall be disregarded or that such proposed business shall not be transacted. In addition, a special meeting requested by stockholders shall not be held if the Board of Directors has called or calls for an annual meeting of stockholders to be held within ninety (90) days after the special meeting request(s) constituting the requisite percent have been delivered to or received by the Secretary and the Board of Directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in such special meeting request. The Board of Directors, in its discretion, also may cancel a special meeting (or, if the special meeting has not yet been called, may direct the Chair of the Board or the Secretary of the corporation not to call such a meeting) if, at any time after receipt by the Secretary of the corporation of a proper special meeting request, there are no longer valid special meeting requests from stockholders Owning in the aggregate at least the requisite percent, whether because of revoked requests or otherwise.

Section 3. Notice of Meetings.

Written notice of the place, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held to each stockholder entitled to vote at such meeting, except as otherwise provided herein, in the Certificate of Incorporation or required by law.

When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Except as otherwise required by law, any previously scheduled annual meeting of the stockholders, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders, may be postponed, rescheduled or cancelled, by resolution of the Board of Directors and, if the date previously scheduled for the meeting has been publicly disclosed, upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 4. Quorum.

At any meeting of the stockholders, the holders of a majority of the voting power of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

If a quorum shall fail to attend any meeting, the chair of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

The chair of the meeting may adjourn or recess any annual or special meeting from time to time, whether or not there is a quorum, subject to any rules or regulations adopted by the Board of Directors pursuant to Section 6 below.

The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 5. Organization.

Meetings of stockholders shall be presided over by the Chair of the Board, if any, or in his or her absence by the Chief Executive Officer, or in his or her absence by such other officer as may be designated by either the Board of Directors or the Chief Executive Officer. The Secretary shall act as secretary of the meeting, but in his or her absence the chair of the meeting may appoint any person to act as secretary of the meeting.

Section 6. Conduct of Business.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chair of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of the meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, and to prescribe such rules, regulations and procedures and do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chair of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chair should so determine, such chair shall so declare to the meeting, and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 7. Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy in accordance with the procedure established for the meeting.

Each holder of common stock shall have one vote for every share of common stock entitled to vote which is registered in such holder’s name on the record date for the meeting, except as otherwise provided in the Certificate of Incorporation, herein, or required by law. In an uncontested election of directors, each nominee to be elected by stockholders shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Bylaw, a majority of votes cast shall mean that the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” such nominee’s election. Votes cast shall include votes “for” and “against” a nominee and exclude abstentions and broker non-votes with respect to that nominee’s election. In cases where, as of the tenth (10th) day preceding the date the corporation first distributes its notice of meeting for such meeting of stockholders, the number of nominees exceeds the number of directors to be elected, each nominee to be elected by stockholders shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present.

All voting in person at the meeting, except for the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or such stockholder’s proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed in accordance with ARTICLE I, Section 13 of these Bylaws.

All questions and other matters submitted to the stockholders (other than the election of directors) shall be determined by a majority of the votes cast, unless otherwise provided by the Certificate of Incorporation, these Bylaws or applicable law or the rules or regulations of any stock exchange applicable to the corporation or pursuant to any regulation applicable to the corporation or its securities.

Section 8. Stock List.

The corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section or to vote in person or by proxy at any meeting of stockholders.

Section 9. Business Brought Before the Meeting.

At any annual meeting of the stockholders, only such business (other than director nominations, which are addressed in Section 10) shall be conducted as shall have been brought before the meeting or any adjournment thereof (i) by or at the direction of the Board of Directors or any committee thereof, (ii) pursuant to the corporation’s notice of meeting (or any supplement thereto) or (iii) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 9 is delivered to the Secretary of the corporation, who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 9. For business to be properly brought before an annual meeting by a stockholder under this Section 9, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business must constitute a proper matter for stockholder action. To be timely under this Section 9, a stockholder’s notice must be delivered or mailed to and received at the principal executive offices of the corporation not later than the Close of Business (as defined below) on the 90th day nor earlier than the Close of Business on the 120th day prior to the anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the Close of Business on the 120th day prior to such annual meeting and not later than the Close of Business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which Public Announcement (as defined below) of the date of such meeting is first made by the corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice has been given or with respect to which there has been a Public Announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Such stockholder’s notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend, or request the amendment of, the Bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, of the beneficial owner, if any, on whose behalf the proposal is made, and of their respective affiliates or associates (as defined below) or others acting in concert therewith, (iii) a description of all agreements, arrangements and understandings between such stockholder, such beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (iv) (A) the class or series and number of shares of the corporation’s capital stock that are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner, and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the corporation, through the delivery of cash or other property, or otherwise, and without regard to whether such stockholder, such beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, such beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, such beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, has any right to vote any class or series of shares of the corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, such beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the corporation by, manage the risk of share price changes for, or maintain, increase, or decrease the voting power of, such stockholder, such beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, with respect to any class or series of the shares of the corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the corporation (any of the foregoing, a “Short Interest”), (E) any rights to dividends on the shares of the corporation owned beneficially by such stockholder, such beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, including without limitation any such interests held by members of the immediate family sharing the same household of such stockholder, such beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the corporation held by such stockholder, such beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, and (I) any direct or indirect interest of such stockholder, such beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (v) any material interest of such stockholder, such beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, in the proposal to be brought before the annual meeting, (vi) a representation (A) that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or through a qualified representative (as defined below) at the meeting to present the proposal and (B) as to whether such stockholder or such beneficial owner intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal; (vii) all information that would be required to be set forth in a Schedule 13D or an amendment thereto if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder, such beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, and (viii) any other information relating to such stockholder, such beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Compliance by a stockholder with the notice provisions and other requirements in this Section 9 shall not create a duty of the corporation to include such stockholder’s business or proposal in the corporation’s proxy statement or proxy, and notwithstanding such compliance the corporation shall retain any discretion it has to omit the business or proposal from the corporation’s proxy statement and proxy. Except as required by clauses (ii) and (iv)(A) of the second paragraph of this Section 9, or as otherwise required by applicable law, rule or regulation, and notwithstanding any other provisions of this Section 9, the information required by this Section 9 shall not include any information with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other entity that is a stockholder delivering a notice pursuant to this Section 9 solely as a result of being the stockholder of record directed to prepare and deliver the notice required by these Bylaws on behalf of a beneficial owner.

In addition, to be considered timely under this Section 9, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment, recess, or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for determining stockholders entitled to vote at the meeting in the case of the update and supplement required to be made as of the record date for determining stockholders entitled to vote at the meeting, and not later than eight (8) business days prior to the date for the meeting or any adjournment, recess, or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, recess, or postponement thereof. Notwithstanding the foregoing or any other provision of these Bylaws, if the record date for determining the stockholders entitled to vote at the meeting is different from the record date for determining the stockholders entitled to notice of the meeting, the stockholder’s notice shall be updated and supplemented (i) within the time frames set forth in the preceding sentence, or (ii) by the Close of Business on the day before the meeting, or any adjournment, recess, or postponement thereof, whichever is earlier, and in either case, the information when provided to the corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.

No business (other than director nominations, which are addressed in Section 10) shall be brought before or conducted at an annual meeting (i) except in accordance with the provisions of this Section 9 or (ii) if the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) proxies or votes in support of such stockholder’s proposal in contravention of such stockholder’s representation as required by clause (vi)(B) of the second paragraph of this Section 9. Except as otherwise provided by law, each of the Chair of the Board, the Board of

Directors, or the chair of the meeting shall have the power and duty to determine whether any business proposed to be brought before a meeting or any adjournment thereof was proposed in accordance with the provisions of this Section 9. If any business was not proposed in compliance with this Section 9, then except as otherwise provided by law, the chair of the meeting shall have the power and duty to so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at an annual or special meeting of stockholders of the corporation to present proposed business (whether pursuant to the requirements of this Section 9 or in accordance with Rule 14a-8 under the Exchange Act), such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

For purposes of these Bylaws, (i) the terms “affiliate” and “associate” shall have the meaning ascribed thereto under the rules and regulations promulgated under the Exchange Act, (ii) the term “Close of Business” shall mean 5:00 p.m. local time at the principal executive offices of the corporation on any calendar day, whether or not the day is a business day, (iii) the term “Public Announcement” shall mean disclosure in a press release, national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act, and (iv) to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing (or a reliable reproduction of the writing) delivered to the corporation prior to the making of a nomination or the proposal of business at a meeting of stockholders (and in any event not fewer than five days before the meeting) stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors or the Chief Executive Officer, or by the Chair of the Board or the Secretary pursuant to a stockholder’s request in the case of a stockholder requested special meeting in accordance with ARTICLE I, Section 2 of these Bylaws.

Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 9; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any separate and additional requirements set forth in this Section 9 applicable to proposals as to any business to be considered pursuant to this Section 9 (other than business properly brought under Rule 14a-8 under the Exchange Act). Compliance with this Section 9 shall be the exclusive means for a stockholder to submit business (other than as provided in the next sentence and included in the corporation’s notice of meeting). This Section 9 shall not apply to (i) nominations of persons for election to the Board of Directors, which is specifically addressed in Section 10, or (ii) any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (except as otherwise provided in this Section 9).

Section 10. Nomination for Election to Board.

Only persons who are properly nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders or any adjournment thereof (i) by or at the direction of the Board of Directors or any committee thereof, (ii) pursuant to the corporation’s notice of meeting (or any supplement thereto), (iii) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 10 is delivered to the Secretary of the corporation, who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 10, or (iv) with respect to an annual meeting, by any Eligible Stockholder (as defined in Section 14) whose Stockholder Nominee (as defined in Section 14) is included in the corporation’s proxy materials for the relevant annual meeting pursuant to Section 14 of these Bylaws. Such stockholder nominations shall be made pursuant to timely and complete notice in writing to the Secretary of the corporation. For elections at an annual meeting, to be timely under this Section 10, a stockholder’s notice must be delivered or mailed to and received at the principal executive offices of the corporation not later than the Close of Business (as defined in Section 9) on the 90th day nor earlier than the Close of Business on the 120th day prior to the anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the Close of Business on the 120th day prior to such annual meeting and not later than the Close of Business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which Public Announcement (as defined in Section 9) of the date of such meeting is first made by the corporation. In the event the corporation calls a special meeting of the stockholders, or the Chair of the Board or the Secretary calls a stockholder requested special meeting in accordance with ARTICLE I, Section 2 of these Bylaws, for the purpose of electing one or more directors to the Board of Directors, a stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 10 is delivered to the Secretary of the corporation, who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 10, may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice shall be delivered or mailed to and received at the principal executive offices of the corporation not earlier than the Close of Business on the 120th day prior to such special meeting and not later than the Close of Business on the later of the 90th day prior to such meeting or the 10th day following the day on which Public Announcement is first made of the date of the special meeting at which directors are to be elected. In no event shall an adjournment or recess of an annual or special meeting, a postponement of an annual meeting for which notice has been given or with respect to which there has been a Public Announcement of the date of the meeting, or a postponement of a special meeting, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at an annual or special meeting (or in the case of a stockholder giving notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such meeting.

Such stockholder’s notice to the Secretary shall (a) set forth, as to each person whom such stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such proposed nominee, (ii) the principal occupation or employment of such proposed nominee, (iii) the class or series and number of shares of capital stock of the corporation which are owned of record or beneficially by such proposed nominee, (iv) a statement as to such proposed nominee’s citizenship, (v) such proposed nominee’s written consent to serve as a director if elected, and a written representation that such proposed nominee currently intends to serve as a director for the full term for which such person is standing for election, (vi) all other information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such proposed nominee’s written consent to being named in the corporation’s proxy statement as a nominee), (vii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made or any of their respective affiliates or associates (as defined in Section 9) or others acting in concert therewith, on the one hand, and each proposed nominee, or any of his or her respective affiliates or associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination, such beneficial owner, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (viii) a description of the material terms of all agreements and arrangements between each proposed nominee and any person or entity other than the corporation relating to compensation or other payment in connection with such proposed nominee’s candidacy or service as a director, (b) set forth, as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates or associates or others acting in concert therewith, (i) the name and address of such stockholder, as they appear on the corporation’s books, of such beneficial owner, and of their respective affiliates or associates or others acting in concert therewith, (ii) the information required in clauses (iv)(A) through (iv)(I) of the second paragraph of Section 9, (iii) a representation (A) that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or through a qualified representative (as defined in Section 9) at the meeting to propose such nomination and (B) as to whether such stockholder or such beneficial owner intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least fifty (50) percent of the corporation’s outstanding capital stock entitled to vote generally in the election of directors and/or (y) otherwise to solicit proxies from stockholders in support of such nomination, (iv) all information that would be required to be set forth in a Schedule 13D or an amendment thereto if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder, such beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, and (v) any other information relating to such stockholder, such beneficial owner, or any of their respective affiliates or associates or others acting in concert therewith, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (c) with respect to each proposed nominee, include the completed and signed Questionnaires, representation and agreement required by this Section 10 (as described below). The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation. Compliance by a stockholder with the notice provisions and other requirements in this Section 10 shall not create a duty of the corporation to include such stockholder’s proposed nominee in the corporation’s proxy statement or proxy if the stockholder’s proposed nominee is not nominated by the Board of Directors, and notwithstanding such compliance the corporation shall retain any discretion it has to omit such proposed nominee from the corporation’s proxy statement and proxy.

In addition, to be considered timely under this Section 10, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment, recess, or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for determining stockholders entitled to vote at the meeting in the case of the update and supplement required to be made as of the record date for determining stockholders entitled to vote at the meeting, and not later than eight (8) business days prior to the date for the meeting or, any adjournment, recess, or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, recess, or postponement thereof. Notwithstanding the foregoing or any other provision of these Bylaws, if the record date for determining the stockholders entitled to vote at the meeting is different from the record date for determining the stockholders entitled to notice of the meeting, the stockholder’s notice shall be updated and supplemented (i) within the time frames set forth in the preceding sentence, or (ii) by the Close of Business on the day before the meeting, or any adjournment, recess, or postponement thereof, whichever is earlier, and in either case, the information when provided to the corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.

To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver to the Secretary at the principal executive offices of the corporation (at the same time as the notice pursuant to this Section 10 or Section 14 of these Bylaws, in the case of a nominee proposed pursuant to either such section), all completed and signed questionnaires prepared by the corporation with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (including those questionnaires required of the corporation’s directors and any other questionnaire the corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these Bylaws, any law, rule, regulation or listing standard that may be applicable to the corporation, the Board of Directors Amended and Restated Guidelines on Corporate Governance (as they may be amended and/or restated from time to time, the “Guidelines”), and any other corporate governance policies and guidelines of the corporation (all of the foregoing, “Questionnaires”)) (which Questionnaires shall be provided by the Secretary upon written request) and a written and signed representation and agreement (in the form provided by the Secretary upon written request) that such person (A) will abide by the requirements pertaining to directors in these Bylaws, (B) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation or other payment (including reimbursement or indemnification) in connection with service or action as a director or nominee that has not been disclosed to the corporation, (D) if elected as a director of the corporation, would be in compliance and will comply with the Guidelines, the provisions of the corporation’s Code of Conduct that apply to directors of the corporation, and any other corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the corporation (which will be provided by the Secretary promptly upon written request), and (E) will abide by the requirements of ARTICLE II, Section 3 of these Bylaws.

Notwithstanding anything in this Section 10 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under the first paragraph of this Section 10 and there is no Public Announcement by the corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 10 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the Close of Business on the tenth (10th) day following the day on which such Public Announcement is first made by the corporation.

No person shall be eligible for election as a director of the corporation at an annual or special meeting of stockholders of the corporation unless nominated in accordance with (i) the provisions of this Section 10, or (ii) with respect to annual meetings, Section 14 of these Bylaws. Except as otherwise provided by law, each of the Chair of the Board, the Board of Directors or the chair of the meeting shall have the power and duty to determine whether a nomination proposed to be made at a meeting or any adjournment thereof was made in accordance with the provisions of this Section 10, including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee in compliance with such stockholder’s representation as required by clause (b)(iii)(B) of the second paragraph of this Section 10. If any nomination was not made in compliance with this Section 10, then except as otherwise provided by law, the chair of the meeting shall have the power and duty to so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at an annual or special meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.

Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 10; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 10 (and clauses (iii) and (iv) of the first paragraph of this Section 10 shall be the exclusive means for a stockholder to make nominations). Nothing in this Section 10 shall be deemed to affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 11. Inspectors of Written Consent.

In the event of the delivery, in the manner provided by ARTICLE V, Section 3(b) of these Bylaws, to the corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with ARTICLE V, Section 3(b) represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 12. Effectiveness of Written Consent.

No written consent shall be effective to take the corporate action referred to therein unless a written consent or consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner prescribed in ARTICLE V, Section 3(b) and applicable law within sixty (60) days of the first date on which a written consent is so delivered to the corporation, and not revoked.

Section 13. Inspector of Elections.

The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 14. Proxy Access for Director Nominations.

Section 14.1 Eligibility.

Subject to the terms and conditions of these Bylaws, in connection with an annual meeting of stockholders at which directors are to be elected, the corporation (i) shall include in its proxy statement, and on its form of proxy and any ballot distributed at the annual meeting, in addition to any person nominated for election by the Board of Directors or any committee thereof, the names of, and (ii) shall include in its proxy statement the “Additional Information” (as defined below) relating to, a number of nominees specified by an Eligible Stockholder (as defined below) pursuant to Section 14.2 for election to the Board of Directors submitted pursuant to this Section 14 (each, a “Stockholder Nominee”) by such Eligible Stockholder, if (A) the Stockholder Nominee satisfies the eligibility requirements in this Section 14, (B) the Stockholder Nominee is identified in a timely notice (the “Stockholder Notice”) that satisfies this Section 14 and is delivered by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder, (C) the Eligible Stockholder satisfies the requirements in this Section 14 and expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the corporation’s proxy materials pursuant to this Section 14, and (D) the additional requirements of these Bylaws are met.

Section 14.2 Definitions.

The maximum number of Stockholder Nominees submitted by all Eligible Stockholders appearing in the corporation’s proxy materials with respect to an annual meeting of stockholders pursuant to this Section 14 shall not exceed the greater of (i) two (2) and (ii) twenty (20) percent of the total number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 14 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below twenty (20) percent (such resulting number, the “Maximum Number”); provided that the Maximum Number shall be reduced (i) by any Stockholder Nominee whose name was submitted for inclusion in the corporation’s proxy materials pursuant to this Section 14 but whom the Board of Directors decides to nominate as a Board nominee, (ii) by any directors in office or director candidates that in either case shall be included in the corporation’s proxy materials with respect to the annual meeting as an unopposed (by the corporation) nominee pursuant to an agreement, arrangement or other understanding between the corporation and a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by the stockholder or group of stockholders, from the corporation), and (iii) by any nominees who were previously elected to the Board as Stockholder Nominees at any of the preceding two (2) annual meetings and who are nominated for election at the annual meeting by the Board as a Board nominee. In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

To qualify as an “Eligible Stockholder,” a stockholder, a beneficial owner or a group as described in this Section 14 must (i) Own and have Owned (as defined below), continuously for at least three (3) years as of the date of the Stockholder Notice, a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of shares of common stock) that represents at least three (3) percent of the outstanding shares of common stock of the corporation as of the date of the Stockholder Notice (the “Required Shares”), and (ii) thereafter continue to Own the Required Shares through such annual meeting of stockholders.

For purposes of satisfying the ownership requirements of this Section 14.2, a group of not more than twenty (20) stockholders and/or beneficial owners may aggregate the number of shares of common stock that each group member has individually Owned continuously for at least three years as of the date of the Stockholder Notice if all other requirements and obligations for an Eligible Stockholder set forth in this Section 14 are satisfied by and as to each stockholder or beneficial owner comprising the group whose shares are aggregated. No shares may be attributed to more than one Eligible Stockholder, and no stockholder or beneficial owner, alone or together with any of its affiliates (as defined in Section 9), may individually or as a member of a group qualify as or constitute more than one Eligible Stockholder under this Section 14. A group of any two (2) or more funds that are under common management and investment control shall be treated as only one stockholder or beneficial owner.

For purposes of this Section 14 and Section 2 of ARTICLE I of these Bylaws, a stockholder or beneficial owner is deemed to “Own” only those outstanding shares of common stock as to which the person possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, except that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such person in any transaction that has not been settled or closed, (2) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by the person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of common stock, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of the shares, and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by the person. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a stockholder or beneficial owner in this Section 14, have correlative meanings. For purposes of clauses (1) through (3), the term “person” includes its affiliates.

In addition, for purposes of this Section 14 and Section 2 of ARTICLE I of these Bylaws, a stockholder or beneficial owner “Owns” shares held in the name of a nominee or other intermediary so long as the person retains both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in the shares. The person’s Ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder.

In addition, for purposes of this Section 14, a stockholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned the shares if the person has the power to recall the loaned shares on not more than five business days’ notice and the person recalls the loaned shares within five business days of being notified that its Stockholder Nominee shall be included in the corporation’s proxy materials for the relevant annual meeting.

For purposes of this Section 14, the “Additional Information” referred to in Section 14.1 that the corporation will include in its proxy statement is (i) the information set forth in the Schedule 14N provided with the Stockholder Notice concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder, and (ii) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of its Stockholder Nominee(s), which must be provided at the same time as the Stockholder Notice for inclusion in the corporation’s proxy statement for the annual meeting (the “Statement”).

Notwithstanding anything to the contrary contained in this Section 14, the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 14 shall limit the corporation’s ability to solicit against, and include in its proxy materials, its own statements relating to any Eligible Stockholder or Stockholder Nominee.

Section 14.3 Stockholder Notice and Other Information Requirements.

The Stockholder Notice shall set forth all information, representations, and agreements required under the second and fourth paragraphs of Section 10, including but not limited to the information required with respect to (i) any nominee for election as a director, (ii) any stockholder giving notice of an intent to nominate a candidate for election, and (iii) any stockholder, beneficial owner or other person on whose behalf the nomination is made under this Section 14. In addition, such Stockholder Notice shall include (i) a copy of the Schedule 14N that has been or concurrently is filed with the SEC under the Exchange Act, (ii) a written statement of the Eligible Stockholder (and in the case of a group, the written statement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC (A) setting forth and certifying to the number of shares of common stock the Eligible Stockholder Owns and has Owned (as defined in Section 2) continuously for at least three (3) years, and (B) agreeing to continue to Own such shares through the annual meeting, and (iii) the written agreement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the corporation, setting forth the following additional agreements, representations, and warranties (A) it shall provide (1) within five (5) business days after the date of the Stockholder Notice, one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three (3)-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously in compliance with this Section 14, (2) within five (5) business days after the record date for determining the stockholders entitled to vote at the annual meeting, both the updates or supplements, if any, to the information provided or required to be provided under Section 10 and notification in writing verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, in each case, as of such date, and (3) immediate notice to the corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the annual meeting, (B) it (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have this intent, (2) has not nominated and shall not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 14, (3) has not engaged and shall not engage in, and has not been and shall not be a participant (as defined in Item 4 of Schedule 14A of the Exchange Act) in, a solicitation within the meaning of Rule 14a-1(l) of the Exchange Act, in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or any nominee(s) of the Board, and (4) shall not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation, and (C) it will (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (2) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of the nomination or solicitation process pursuant to this Section 14, (3) comply with all laws, rules, regulations and listing standards applicable to its nomination or any solicitation in connection with the annual meeting, (4) file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the corporation’s annual meeting of stockholders, one or more of the corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether the filing is required under Regulation 14A of the Exchange Act, or whether any exemption from filing is available for the materials under Regulation 14A of the Exchange Act, and (5) at the request of the corporation, promptly, but in any event within five (5) business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the corporation such additional information as reasonably requested by the corporation, and (iv) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination, and, in the case of a group, the written agreement, representation, and warranty of the Eligible Stockholder that it shall provide, within five (5) business days after the date of the Stockholder Notice, documentation reasonably satisfactory to the corporation demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed twenty (20), including whether a group of funds qualifies as one stockholder or beneficial owner within the meaning of Section 14.2.

All information provided pursuant to this Section 14.3 shall be deemed part of the Stockholder Notice for purposes of this Section 14.

To be timely under this Section 14, the Stockholder Notice must be delivered by a stockholder to the Secretary of the corporation at the principal executive offices of the corporation not later than the Close of Business (as defined in Section 9) on the 120th day nor earlier than the Close of Business on the 150th day prior to the first anniversary of the date (as stated in the corporation’s proxy materials) the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event the annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary of the previous year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, the Stockholder Notice must be so delivered not earlier than the Close of Business on the 150th day prior to such annual meeting and not later than the Close of Business on the later of the 120th day prior to such annual meeting or the tenth (10th) day following the day on which Public Announcement (as defined in Section 9) of the date of such meeting is first made by the corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice has been given or with respect to which there has been a Public Announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.

For each Stockholder Nominee, the Stockholder Notice shall include all written and signed representations and agreements and all completed and signed Questionnaires required pursuant to Section 10, including consent to being named in the corporation’s proxy statement and form of proxy as a nominee. The Stockholder Nominee must promptly, but in any event within five (5) business days after such request, provide to the corporation such other information as it may reasonably request. The corporation may request such additional information as necessary to permit the Board to determine if each Stockholder Nominee satisfies the requirements of this Section 14 or if each Stockholder Nominee is independent under any applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing the independence of the corporation’s directors.

In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 14.

Section 14.4 Proxy Access Procedures.

Notwithstanding anything to the contrary contained in this Section 14, the corporation may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee shall occur, notwithstanding that proxies in respect of such vote may have been received by the corporation, if (i) the Eligible Stockholder or Stockholder Nominee breaches any of its agreements, representations or warranties set forth in the Stockholder Notice or otherwise submitted pursuant to this Section 14, any of the information in the Stockholder Notice or otherwise submitted pursuant to this Section 14 was not, when provided, true, correct and complete, or the Eligible Stockholder or applicable Stockholder Nominee otherwise fails to comply with its obligations pursuant to these Bylaws, including, but not limited to, its obligations under this Section 14, (ii) the Stockholder Nominee (A) is not independent under any applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing the independence of the corporation’s directors, (B) is or has been, within the past three (3) years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of

1914, as amended, (C) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten (10) years or (D) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (iii) the corporation has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board pursuant to the advance notice requirements for stockholder nominees for director in Section 10, or (iv) the election of the Stockholder Nominee to the Board would cause the corporation to violate the Certificate of Incorporation of the corporation, these Bylaws, or any applicable law, rule, regulation or listing standard.

An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 14 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy materials and include such assigned rank in its Stockholder Notice submitted to the corporation. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 14 exceeds the Maximum Number, the Stockholder Nominees to be included in the corporation’s proxy materials shall be determined in accordance with the following provisions: one Stockholder Nominee who satisfies the eligibility requirements in this Section 14 shall be selected from each Eligible Stockholder for inclusion in the corporation’s proxy materials until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the corporation each Eligible Stockholder disclosed as Owned in its Stockholder Notice submitted to the corporation and going in the order of the rank (highest to lowest) assigned to each Stockholder Nominee by such Eligible Stockholder. If the Maximum Number is not reached after one Stockholder Nominee who satisfies the eligibility requirements in this Section 14 has been selected from each Eligible Stockholder, this selection process shall continue as many times as necessary, following the same order each time, until the Maximum Number is reached.

Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 14 thereafter is nominated by the Board, thereafter is not included in the corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 14), no other nominee or nominees shall be included in the corporation’s proxy materials or otherwise submitted for election as a director at the applicable annual meeting in substitution for such Stockholder Nominee.

Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these Bylaws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice) or (ii) does not receive a number of votes cast in favor of his or her election at least equal to twenty-five (25) percent of the shares present in person or represented by proxy and entitled to vote in the election of directors, shall be ineligible to be a Stockholder Nominee pursuant to this Section 14 for the next two (2) annual meetings.

Notwithstanding the foregoing provisions of this Section 14, unless otherwise required by law, if the stockholder delivering the Stockholder Notice (or a qualified representative of the stockholder, as defined in Section 9) does not appear at the annual meeting of stockholders of the corporation to present its Stockholder Nominee(s), such nomination(s) shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee(s) may have been received by the corporation. This Section 14 shall be the exclusive method for stockholders to include nominees for director election in the corporation’s proxy materials.

Section 15. Delivery to the Corporation.

Irrespective of Section 116 of the DGCL, whenever this ARTICLE I (or ARTICLE V, Section 3(b) of these Bylaws) requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.

ARTICLE II

BOARD OF DIRECTORS

Section 1. Number and Term of Office.

The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Each director shall hold office until the annual meeting of stockholders next succeeding his or her election and until his or her successor is elected and qualified, except as otherwise provided herein or required by law.

The Chair of the Board of Directors, if there be one, shall be a director and shall serve as Chair of the Board of Directors at the pleasure of the Board of Directors. The Chair of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. The Chair of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board of Directors. If there shall be no Chair of the Board of Directors, the Board may designate a director to act in place of a Chair of the Board of Directors for any purpose.

Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the sole power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

Section 2. Vacancies.

Unless otherwise provided by law or the Certificate of Incorporation, if the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, such vacancy may be filled solely by a majority of the directors remaining in office, although less than a quorum, and the director elected to fill such vacancy shall serve for the unexpired portion of his or her predecessor’s term and until his or her successor is elected and qualified.

Section 3. Resignation.

If a nominee for director who is an incumbent director is not elected at a meeting of stockholders at which directors are elected by a majority of the votes cast and no successor has been elected at such meeting, the director shall tender his or her resignation (conditioned upon acceptance of such resignation by the Board of Directors) to the Board of Directors promptly following the certification of the election results by the inspector of elections. The Governance and Social Responsibility Committee shall make a recommendation to the Board of Directors as to whether or not to accept the tendered resignation. The Board of Directors shall make the decision as to whether or not to accept the tendered resignation, taking into account the Governance and Social Responsibility Committee’s recommendation. The Board’s decision regarding the tendered resignation, and the rationale behind the decision, shall be disclosed in a Public Announcement (as defined in ARTICLE I, Section 9) within 90 days from the date of the certification of the election results by the inspector of elections. The Governance and Social Responsibility Committee in making its recommendation, and the Board of Directors in making the decision, may consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Governance and Social Responsibility Committee or the decision of the Board of Directors with respect to his or her tendered resignation. If such incumbent director’s tendered resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s tendered resignation is accepted by the Board of Directors pursuant to this Bylaw, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of ARTICLE II, Section 2 or may decrease the size of the Board of Directors pursuant to the provisions of ARTICLE II, Section 1.

Section 4. Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 5. Special Meetings.

Special meetings of the Board of Directors may be called by a majority of the directors then in office or by the Chief Executive Officer and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than three (3) days before the meeting or by telephone, in person or by electronic transmission not less than eighteen (18) hours before the meeting. Unless otherwise provided in the notice thereof, any and all business may be transacted at a special meeting.

Section 6. Quorum.

At any meeting of the Board of Directors, a whole number of directors equal to at least a majority of the total number of the whole board, shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 7. Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present (so long as a quorum is present), except as otherwise provided herein or required by law.

Section 8. Powers.

The Board of Directors may, except as otherwise required by law, exercise all such power and do all such acts and things as may be exercised or done by the corporation, including, without limiting the generality of the foregoing, the unqualified power:

(1) To declare dividends from time to time in accordance with law;

(2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(4) To remove any officer of the corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(5) To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers and agents;

(6) To adopt from time to time such bonus or other compensation plans for directors, officers and agents of the corporation and its subsidiaries as it may determine;

(7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers and agents of the corporation and its subsidiaries as it may determine;

(8) To authorize grants of powers of attorney and appoint attorneys-in-fact on behalf of the corporation; and

(9) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the corporation’s business and affairs.

Section 9. Compensation of Directors.

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors.

Section 10. Action without Meeting.

Any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting if all members of the Board or Committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board or Committee in the same paper or electronic form as the minutes are maintained.

Section 11. Emergencies.

This Section 11 shall be operative during any emergency condition as contemplated by Section 110 of the DGCL (an “Emergency”), notwithstanding any different or conflicting provisions in the Certificate of Incorporation, these Bylaws, or the DGCL. In the event of any Emergency, or other similar emergency condition, the director or directors in attendance at a meeting of the Board of Directors or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate. Except as the Board of Directors may otherwise determine, during any Emergency, the corporation and its directors and officers may exercise any authority and take any action or measure contemplated by Section 110 of the DGCL.

ARTICLE III

COMMITTEES

Section 1. Committees of the Board of Directors.

The corporation has elected to be governed by Section 141(c)(2) of the DGCL. The Board of Directors may from time to time designate committees of the Board, including an Executive Committee, with the powers and duties it thereby confers in accordance with applicable law, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect the director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by applicable law, the rules or regulations of any stock exchange applicable to the corporation or pursuant to any other regulation applicable to the corporation or its securities, each committee of the Board of Directors (other than the Executive Committee) may have only one member. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2. Executive Committee.

If the Board of Directors shall designate an Executive Committee, said Committee shall have the following powers:

During the intervals between meetings of the Board of Directors, the Executive Committee shall have all of the powers and duties of the Board of Directors, except as shall have been otherwise provided by law or the Board of Directors. All action taken by the Executive Committee since the last meeting of the Board of Directors shall be reported to the Board at its next meeting.

The chair of the Executive Committee shall have the powers and duties in accordance with applicable law as shall have been conferred upon him or her by the Board of Directors or the Committee.

Section 3. Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum; and all matters shall be determined by a majority vote of the members present (so long as a quorum is present).

ARTICLE IV

OFFICERS

Section 1. Generally.

The officers shall include a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents (who may at the pleasure of the Board of Directors be designated as Senior Vice Presidents, Executive Vice Presidents, Vice Presidents in charge of a particular function such as Vice President-Administration, or merely Vice President), a Secretary, a Treasurer, a Controller, and such assistants to such officers as may from time to time be appointed by the Board of Directors. There may also be the following additional officers of the corporation: one or more Presidents of the corporation and Presidents of business units of the corporation. The Board of Directors (or the Chief Executive Officer) may appoint such other officers as the business of the corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors or the Chief Executive Officer may from time to time specify. In their discretion, the Board of Directors or the Chief Executive Officer may choose not to fill any office for any period as they may deem advisable, except as required by law.

Officers shall be elected annually by the Board of Directors after every annual meeting of stockholders or at such other time as determined by the Board of Directors, provided that the Board of Directors (or the Chief Executive Officer) may, during the period between the annual officer elections made by the Board of Directors, appoint such officers as the business of the corporation may require. For the avoidance of doubt, such authority shall include, with respect to the Chief Executive Officer, the authority to appoint the other officers specified in the first two sentences of the foregoing paragraph. Each officer shall hold his or her office at the pleasure of the Board of Directors and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person.

Section 2. Chief Executive Officer.

Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chief Executive Officer of the corporation shall have the responsibility for the general management and control of the affairs and business of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors.

The Chief Executive Officer shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized. He shall have general supervision and direction of all of the other officers and agents of the corporation.

Section 3. Chief Financial Officer.

The Chief Financial Officer shall perform all the duties incident to the office of chief financial officer of a corporation, those duties assigned to him or her by other provisions of these Bylaws and such other duties as may be assigned to him or her either directly or indirectly by the Board of Directors, the Executive Committee, the Chief Executive Officer, a President of the corporation, or as may be provided by law.

Section 4. Presidents.

Each of the Presidents of the corporation and/or of business units of the corporation shall have such duties and powers as may from time to time be delegated to them by the Board of Directors or by the Chief Executive Officer.

Section 5. Vice Presidents.

Each of the Vice Presidents shall have such duties and powers as may from time to time be delegated to him or her by the Board of Directors, by the Chief Executive Officer, or by a President of the corporation.

Section 6. Treasurer.

The Treasurer shall have the custody of all monies and securities of the corporation and shall keep regular books of account. He or she shall make such disbursement of the funds of the corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the corporation. He or she shall have such other duties and powers as are commonly incident to this office or are delegated to him or her by the Board of Directors, by the Chief Executive Officer, or by the Chief Financial Officer of the corporation.

Section 7. Controller.

The Controller shall have supervision of the corporation’s accounting practices, and shall have such other duties and powers as are commonly incident to this office or are delegated to him or her by the Board of Directors, by the Chief Executive Officer, or by the Chief Financial Officer of the corporation.

Section 8. Secretary.

The Secretary shall have such duties and other powers as are commonly incident to this office or are delegated to him or her by the Board of Directors, by the Chief Executive Officer, or by a President of the corporation. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. The Secretary shall have charge of the corporate books.

Section 9. Delegation of Authority.

The Board of Directors or the Chief Executive Officer may from time to time delegate the powers or duties of any officer to any other officer or agents, notwithstanding any provision hereof.

Section 10. Removal, Resignation and Vacancies.

Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors or the Chief Executive Officer, without prejudice to the rights, if any, of such officer under any contract to which it is a party. Any officer may resign at any time upon written notice to the corporation, without prejudice to the rights, if any, of the corporation under any contract to which such officer is a party. If any vacancy occurs in any office of the corporation, the Board of Directors or, with respect to any officer other than the Chief Executive Officer, the Chief Executive Officer may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly chosen and qualified.

Section 11. Action with Respect to Securities of Corporation.

Unless otherwise directed by the Board of Directors, the Chief Executive Officer and a President of the corporation, and each of them, shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders or equity holders of or with respect to any action of stockholders or equity holders of any other corporation or entity in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation or entity.

Section 12. Powers of Attorney.

In addition to the ability of the Board of Directors to authorize grants of powers of attorney pursuant to ARTICLE II, Section 8, each officer of the corporation shall have the authority to grant powers of attorney and appoint attorneys-in-fact on behalf of the corporation.

ARTICLE V

STOCK

Section 1. Certificates of Stock.

The shares of stock of the corporation shall be represented by certificates, provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares; provided, further, that any such resolution shall not apply to shares of stock represented by a certificate until such certificate is surrendered to the corporation. Each holder of stock of the corporation that is represented by a certificate shall be entitled to a certificate signed by, or in the name of the corporation by, any two authorized officers of the corporation, including but not limited to the Chief Executive Officer, a President of the corporation, a Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, certifying the number of shares owned by such holder. Signatures required on such certificates may be signed by the transfer agent, registrar or officer, or such signatures may be facsimile.

Section 2. Transfer of Stock.

Stock of the corporation shall be transferable in the manner prescribed by law and in these Bylaws. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the corporation for any purpose until it shall have been entered in the stock records of the corporation by an entry showing the names of the persons from and to whom it was transferred.

Section 3. Record Dates.

(a) In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix in advance a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) days nor less than ten (10) days preceding the date of such meeting of stockholders. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the Close of Business (as defined in ARTICLE I, Section 9) on the day next preceding the day on which notice is given. If the Board of Directors fails to provide proper notice of a meeting of stockholders but notice is waived, the record date for determining stockholders entitled to notice of and to vote at such meeting shall be at the Close of Business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 3(b)). If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of the ten (10) day time period following the date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with Section 228(d) of the DGCL; provided, however, that the corporation has not designated, and shall not designate, any information processing system for receiving such consents. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the Close of Business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend, or any other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the Close of Business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 4. Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another (or uncertificated stock) may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5. Regulations.

The issue, transfer, conversion and registration of certificates of stock (or uncertificated stock) shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI

INDEMNIFICATION

Section 1. Right to Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or person of whom he or she is the legal representative, is or was a director or officer of the corporation, including when any such director or officer is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in ARTICLE VI, Section 2, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. All of the rights conferred in this ARTICLE VI to indemnification, advancement of expenses and otherwise, shall be contract rights. The corporation shall also, to the fullest extent permitted by law, pay the expenses incurred by such directors and officers in defending any such proceeding in advance of its final disposition, such advances to be paid by the corporation within twenty (20) days after the receipt by the corporation of a statement or statements from the claimant requesting such advance or advances from time to time. Such rights described in the preceding sentences shall vest at the commencement of such director’s or officer’s service to or at the request of the corporation and (x) any amendment or modification of this ARTICLE VI that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to any actual or alleged state of facts, occurrence, action or omission occurring prior to the time of such amendment or modification, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission, and (y) all of such rights shall continue as to any such director or officer who has ceased to be a director or officer of the corporation or ceased to serve at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of such director or officer’s heirs, executors and administrators. Notwithstanding any of the foregoing, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

Section 2. Indemnification for Successful Defense.

To the extent required by Section 145(c)(1) of the DGCL, a current or former director or officer of the corporation who has been successful on the merits or otherwise in defense of any proceeding referred to in ARTICLE VI, Section 1 or in defense of any claim, issue, or matter therein, shall be indemnified under this Section 2 against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection with such defense. Indemnification under this Section 2 shall not be subject to satisfaction of a standard of conduct, and the corporation may not assert the failure to satisfy a standard of conduct as a basis to deny indemnification or recover amounts advanced, including in a suit brought pursuant to Section 3 of this ARTICLE VI (notwithstanding anything to the contrary therein); provided, however, that any indemnitee who is not a current or former director or officer (as such term is defined in the final sentence of Section 145(c)(1) of the DGCL) or is not party to a written indemnification agreement with the corporation shall be entitled to indemnification under ARTICLE VI, Section 1 and this Section 2 only if such indemnitee has satisfied the standard of conduct required for indemnification under Section 145(a) or Section 145(b) of the DGCL.

Section 3. Right of Claimant to Bring Suit.

If a claim for indemnification or advancement of expenses under Section 1 or Section 2 of this ARTICLE VI is not paid in full by the corporation within thirty (30) days (or, with respect to the advancement of expenses, twenty (20) days) after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim to the fullest extent permitted by law. It shall be a defense to any such action (other than a claim for indemnification under Section 2 of this ARTICLE VI or an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct that make it permissible under the DGCL for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4. Non-Exclusivity of Rights.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this ARTICLE VI, (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or Disinterested Directors or otherwise, and (ii) cannot be terminated by the corporation, the Board of Directors or the stockholders of the corporation with respect to a person’s service prior to the date of such termination. No repeal or modification of this ARTICLE VI shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

Section 5. Insurance.

The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. To the extent that the corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in Section 8 of this ARTICLE VI, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

Section 6. Procedures for Indemnification.

To obtain indemnification under this ARTICLE VI (unless ordered by a court or required by Section 2 of this ARTICLE VI), a claimant shall submit to the corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 6, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by independent legal counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by independent legal counsel, (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (iii) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the claimant or (iv) if so directed by the Board, by the stockholders of the corporation. In the event the determination of entitlement to indemnification is to be made by independent legal counsel at the request of the claimant, the independent legal counsel shall be selected by the Board of Directors unless there shall have occurred within two (2) years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a Change of Control (as hereinafter defined), in which case the independent legal counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.

Section 7. Effect and Validity.

If a determination shall have been made pursuant to ARTICLE VI, Section 6 that the claimant is entitled to indemnification, the corporation shall be bound by such determination in any judicial proceeding commenced pursuant to ARTICLE VI, Section 3. The corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to ARTICLE VI, Section 3 that the procedures and presumptions of this ARTICLE VI are not valid, binding and enforceable and shall stipulate in such proceeding that the corporation is bound by all the provisions of this ARTICLE VI.

If any provision or provisions of this ARTICLE VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this ARTICLE VI (including, without limitation, each portion of any paragraph of this ARTICLE VI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this ARTICLE VI (including, without limitation, each such portion of any paragraph of this ARTICLE VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 8. Employees and Agents.

The corporation may grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the corporation, including when any such person is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the corporation, to the fullest extent of the provisions of this ARTICLE VI with respect to the indemnification and advancement of expenses of directors and officers of the corporation when and as authorized by appropriate corporate action.

Section 9. Definitions.

For purposes of this ARTICLE VI:

(a) Change of Control” means:

(i) The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the corporation (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the corporation entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this paragraph (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the corporation, (ii) any acquisition by the corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the corporation or any corporation controlled by the corporation or (iv) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of clause (a)(iii) of this Section 8; or

(ii) Individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(iii) Consummation by the corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the corporation or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the corporation or all or substantially all of the corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(iv) Approval by the stockholders of the corporation of a complete liquidation or dissolution of the corporation.

(b) “Disinterested Director” means a director of the corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(c) “independent legal counsel” means a law firm, a member of a law firm, or an independent practitioner that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the claimant in an action to determine the claimant’s rights under this ARTICLE VI.

ARTICLE VII

NOTICES

Section 1. Notices.

Whenever notice is required to be given to any stockholder, director, officer, or agent, such requirement shall not be construed to mean personal notice. Except as otherwise required by law, notice may be given in writing directed to a stockholder’s mailing address as it appears on the records of the corporation and shall be given: (i) if mailed, when notice is deposited in the U.S. mail, postage prepaid; and (ii) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address. So long as the corporation is subject to the proxy rules set forth in Regulation 14A of the Exchange Act, notice shall be given in the manner required by such rules. To the extent permitted by such rules, notice may be given by electronic transmission directed to the stockholder’s electronic mail address, and if so given, shall be given when directed to such stockholder’s electronic mail address unless the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the DGCL. If notice is given by electronic mail, such notice shall comply with the applicable provisions of Sections 232(a) and 232(d) of the DGCL.

Notwithstanding anything to the contrary set forth in these Bylaws, notice to stockholders given by the corporation hereunder may be given by other forms of electronic transmission in the manner permitted by Section 232(b) of the DGCL. Notice given by such a form of electronic transmission in accordance with these Bylaws shall be deemed given at the times provided in the DGCL. Such further notice shall be given as may be required by law.

Notice shall be deemed to have been given to all stockholders who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a 3(e) under the Exchange Act and Section 233 of the DGCL.

Section 2. Waivers.

A written waiver of any notice, signed by a stockholder, director, officer or agent entitled to notice, or a waiver by electronic transmission by such person, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VIII

MISCELLANEOUS

Section 1. Electronic Signatures.

Except as otherwise required by the Certificate of Incorporation or these Bylaws (including, without limitation, as otherwise required by ARTICLE I, Section 15 of these Bylaws), any document, including without limitation, any consent, agreement, certificate, or instrument, required by the DGCL, the Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock), or these Bylaws to be executed by any officer, director, stockholder, employee, or agent of the corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates, or instruments to be executed on behalf of the corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. The terms “electronic mail,” “electronic mail address,” “electronic signature,” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.

Section 2. Corporate Seal.

The Board of Directors shall provide a suitable seal, containing the name of the corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or by the Executive Committee, duplicates of the seal may be kept and used by the Treasurer or by any Assistant Secretary or Assistant Treasurer.

Section 3. Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 4. Fiscal Year.

The fiscal year of the corporation shall terminate at the end of business on December 31 in each year, and the following year shall begin on the next day thereafter.

Section 5. Time Periods.

In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to any event, calendar days shall be used (unless otherwise provided in these Bylaws), the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 6. Independent Accountants.

The Board of Directors, through its Audit Committee, shall appoint on an annual basis such firm of independent public accountants as it shall deem appropriate to examine the corporation’s financial books and records on at least an annual basis. The appointment of said independent accountants shall, at the next succeeding annual meeting of stockholders be presented to the stockholders of the corporation for ratification. Should the stockholders fail to ratify the appointment of said independent public accountants, the Board of Directors, through its Audit Committee, shall take the matter under consideration and the vote of the stockholders in that regard shall be deemed advisory in nature.

ARTICLE IX

AMENDMENTS

Section 1. Amendments.

These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by the Board of Directors at any meeting or by the stockholders in accordance with the Certificate of Incorporation and these Bylaws at any meeting.

ARTICLE X

ADJUDICATION OF DISPUTES

Section 1. Exclusive Forum for Adjudication of Certain Disputes.

Unless the corporation, in writing, selects or consents to the selection of an alternative forum, to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, the sole and exclusive forum for (i) any complaint asserting any internal corporate claims (as defined below) shall be the Court of Chancery of the State of Delaware (or, if such court does not have or declines to accept jurisdiction, another state court or a federal court located within the State of Delaware), and (ii) any complaint asserting a cause of action arising under the Securities Act of 1933 shall be the federal district courts of the United States of America. For purposes of this ARTICLE X, “internal corporate claims” means claims, including claims in the right of the corporation that are based upon a violation of a duty by a current or former director, officer, employee, or stockholder in such capacity, or as to which the DGCL confers jurisdiction upon the Court of Chancery.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE X.

If any provision of this ARTICLE X shall be held to be invalid, illegal, or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality, and enforceability of such provision in any other circumstance and of the remaining provisions of this ARTICLE X (including, without limitation, each portion of any sentence of this ARTICLE X containing any such provision held to be invalid, illegal, or unenforceable that is not itself held to be invalid, illegal, or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

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